Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2021 Results

Q4 Net Revenue of $3.3 billion
27.3 million Active Customers

BOSTON, MA — February 24, 2022 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its fourth quarter and full year ended December 31, 2021.
Fourth Quarter 2021 Financial Highlights
•Total net revenue of $3.3 billion decreased $419 million, down 11.4% year over year
•U.S. net revenue of $2.7 billion decreased $264 million, down 8.8% year over year
•International net revenue of $517 million decreased $155 million, down 23.0% year over year. International Net Revenue Constant Currency Growth was (24.4)%
•Gross profit was $881 million or 27.1% of total net revenue
•Net loss was $202 million and Non-GAAP Adjusted EBITDA was $(4) million
•Diluted loss per share was $1.92
•Non-GAAP Adjusted Diluted Loss Per Share was $0.92
•Net cash from operating activities was $89 million and Non-GAAP Free Cash Flow was $15 million
•Cash, cash equivalents and short-term investments totaled $2.4 billion
Full Year 2021 Financial Highlights
•Total net revenue of $13.7 billion decreased $437 million, down 3.1% year over year
•U.S. net revenue of $11.2 billion decreased $652 million, down 5.5% year over year
•International net revenue of $2.5 billion increased $215 million, up 9.6% year over year. International Net Revenue Constant Currency Growth was 2.1%
•Gross profit was $3.9 billion or 28.4% of total net revenue
•Net loss was $131 million and Non-GAAP Adjusted EBITDA was $614 million
•Diluted loss per share was $1.26
•Non-GAAP Adjusted Diluted Earnings Per Share was $2.32
•Net cash from operating activities was $410 million and Non-GAAP Free Cash Flow was $130 million

“As we celebrate Wayfair’s 20th anniversary and the company’s rapid growth to a $14 billion household brand, we are proud of our accomplishments and even more excited about what’s ahead,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “While consumer behavior has changed repeatedly throughout the pandemic, the primary elements for success in our category have not - the home remains top of mind and secular trends favor a long and durable shift to e-commerce. Wayfair has only just begun to scratch the surface of this vast opportunity.

“Over the last two years, we’ve grown our topline by more than 50% without increasing our headcount, which demonstrates the scalability and attractive structural economics of our business. Today, we are continuing our high ROI initiatives across all dimensions - including assortment, discovery, technology and logistics - to set ourselves up for continued strong growth. As we do, we are ready to navigate the macro environment with a strong balance sheet and a talented team - a team that is energized to drive Wayfair’s success over the next twenty years.”

Other Fourth Quarter Highlights
•Active customers reached 27.3 million as of December 31, 2021, a decrease of 12.5% year over year
•LTM net revenue per active customer was $501 as of December 31, 2021, an increase of 10.6% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.89 for the fourth quarter of 2021, compared to 1.96 for the fourth quarter of 2020
•Orders delivered in the fourth quarter of 2021 were 12.1 million, a decrease of 26.7% year over year
•Repeat customers placed 76.3% of total orders delivered in the fourth quarter of 2021, compared to 72.5% in the fourth quarter of 2020
•Repeat customers placed 9.2 million orders in the fourth quarter of 2021, a decrease of 22.7% year over year
•Average order value was $269 for the fourth quarter of 2021, compared to $223 for the fourth quarter of 2020
•In the fourth quarter of 2021, 59.0% of total orders delivered were placed via a mobile device, compared to 59.9% in the fourth quarter of 2020

Key Financial and Operating Metrics

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in millions, except LTM Net Revenue per Active Customer, Average Order Value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,252	$3,671	$13,708	$14,145
Gross profit	881	1,065	3,895	4,112
(Loss) income from operations	(196)	101	(94)	360
Net (loss) income	(202)	24	(131)	185
(Loss) earnings per share:
Basic	$(1.92)	$0.24	$(1.26)	$1.93
Diluted	$(1.92)	$0.23	$(1.26)	$1.86
Net cash flows from operating activities	89	207	410	1,417
Key Operating Metrics:
Active customers (1)	27	31	27	31
LTM net revenue per active customer (2)	$501	$453	$501	$453
Orders delivered (3)	12	16	52	61
Average order value (4)	$269	$223	$265	$232
Non-GAAP Financial Measures:
Adjusted EBITDA	$(4)	$263	$614	$947
Free Cash Flow	$15	$128	$130	$1,082
Adjusted Diluted (Loss) Earnings per Share	$(0.92)	$1.24	$2.32	$5.04
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period.
(3) Orders delivered represents the total orders delivered in any period, inclusive of orders that may eventually be returned.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period.

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its fourth quarter and full year 2021 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://bit.ly/3qOzwoJ. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/3KwMyPt and supporting slides will be available at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends at investor.wayfair.com.
About Wayfair
Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.
The Wayfair family of sites includes:
•Wayfair - Everything home — for a space that's all you.
•Joss & Main - The ultimate style edit for home.
•AllModern - All of modern, made simple.
•Birch Lane - A fresh take on the classics.
•Perigold - An undiscovered world of luxury design.
Wayfair generated $13.7 billion in net revenue for full year 2021. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs more than 16,000 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Landry Ngambia
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, including our international expansion, omni-channel strategy and launch of physical retail stores, consumer activity and behaviors, e-commerce adoption trends, developments in our technology and systems and anticipated results of those developments and the impact of the novel coronavirus (COVID-19) pandemic and our response to it, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

WAYFAIR INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2021	2020
	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,706	$2,130
Short-term investments	693	462
Accounts receivable, net	226	110
Inventories	69	52
Prepaid expenses and other current assets	318	292
Total current assets	3,012	3,046
Operating lease right-of-use assets	849	808
Property and equipment, net	674	684
Other non-current assets	35	32
Total assets	$4,570	$4,570
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,166	$1,157
Other current liabilities	1,051	1,009
Total current liabilities	2,217	2,166
Long-term debt	3,052	2,659
Operating lease liabilities, net of current	892	870
Other non-current liabilities	28	67
Total liabilities	6,189	5,762
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at December 31, 2021 and 2020	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 79,150,937 and 72,980,490 shares issued and outstanding at December 31, 2021 and 2020	—	—
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 25,691,761 and 26,564,234 shares issued and outstanding at December 31, 2021 and 2020	—	—
Additional paid-in capital	337	699
Accumulated deficit	(1,949)	(1,886)
Accumulated other comprehensive loss	(7)	(5)
Total stockholders' deficit	(1,619)	(1,192)
Total liabilities and stockholders' deficit	$4,570	$4,570

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in millions, except per share data)
Net revenue	$3,252	$3,671	$13,708	$14,145
Cost of goods sold (1)	2,371	2,606	9,813	10,033
Gross profit	881	1,065	3,895	4,112
Operating expenses:
Customer service and merchant fees (1)	152	137	584	510
Advertising	345	374	1,378	1,412
Selling, operations, technology, general and administrative (1)	580	453	2,015	1,830
Customer service center impairment and other charges	—	—	12	—
Total operating expenses	1,077	964	3,989	3,752
(Loss) income from operations	(196)	101	(94)	360
Interest expense, net	(8)	(59)	(32)	(146)
Other (expense) income, net	(3)	2	(4)	(9)
(Loss) income before income taxes	(207)	44	(130)	205
Provision for income taxes, net	(5)	20	1	20
Net (loss) income	$(202)	$24	$(131)	$185
(Loss) earnings per share:
Basic	$(1.92)	$0.24	$(1.26)	$1.93
Diluted	$(1.92)	$0.23	$(1.26)	$1.86
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	105	99	104	96
Diluted	105	102	104	99

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$3	$3	$12	$10
Customer service and merchant fees	8	5	27	16
Selling, operations, technology, general and administrative	99	77	335	271
	$110	$85	$374	$297

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2021	2020
	(in millions)
Cash flows from operating activities:
Net (loss) income	$(131)	$185
Adjustments to reconcile net (loss) income to net cash flows from operating activities
Depreciation and amortization	322	286
Equity-based compensation	344	276
Amortization of discount and issuance costs on convertible notes	7	134
Loss on impairment	12	—
Other non-cash adjustments	6	13
Changes in operating assets and liabilities:
Accounts receivable, net	(118)	(15)
Inventories	(17)	10
Prepaid expenses and other current assets	(28)	(61)
Other assets	—	(1)
Accounts payable and other current liabilities	9	532
Other liabilities	4	58
Net cash flows from operating activities	410	1,417

Cash flows for investing activities:
Purchase of short- and long-term investments	(989)	(481)
Sale and maturities of short- and long-term investments	749	580
Purchase of property and equipment	(101)	(186)
Site and software development costs	(179)	(149)
Other investing activities, net	5	—
Net cash flows for investing activities	(515)	(236)

Cash flows (for) from financing activities:
Proceeds from borrowings	—	200
Repayment of borrowings	—	(200)
Proceeds from issuance of convertible notes, net of issuance costs	—	2,028
Premiums paid for capped call confirmations	—	(255)
Payments to extinguish convertible debt	—	(1,040)
Repurchase of common stock	(300)	(380)
Other financing activities, net	(3)	—
Net cash flows (for) from financing activities	(303)	353
Effect of exchange rate changes on cash and cash equivalents	(16)	13
Net (decrease) increase in cash and cash equivalents	(424)	1,547

Cash and cash equivalents:
Beginning of year	2,130	583
End of year	$1,706	$2,130

Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Net Revenue Constant Currency Growth, Adjusted EBITDA, Adjusted Diluted Earnings (Loss) per Share, and Free Cash Flow . We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
Adjusted EBITDA is a non-GAAP financial measure that is calculated as net (loss) income before depreciation and amortization, equity-based compensation and related taxes, interest expense, net, other (expense) income, net, provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA in this earnings release because it is a key measure used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Adjusted Diluted Earnings (Loss) per Share is a non-GAAP financial measure that is calculated as net (loss) income plus equity-based compensation and related taxes, provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted (loss) earnings per share. We believe that these adjustments to our adjusted diluted net income before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash from or for operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, "Capital Expenditures"). We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net (loss) income. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net (loss) income because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following tables present net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in millions)
U.S. net revenue	$2,735	$2,999	$11,249	$11,901
International net revenue	517	672	2,459	2,244
Total net revenue	$3,252	$3,671	$13,708	$14,145

The following table reflects the reconciliation of net (loss) income to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in millions)
Reconciliation of Adjusted EBITDA:
Net (loss) income	$(202)	$24	$(131)	$185
Depreciation and amortization	82	77	322	286
Equity-based compensation and related taxes	110	85	374	297
Interest expense, net	8	59	32	146
Other expense (income), net	3	(2)	4	9
(Benefit) provision for income taxes, net	(5)	20	1	20
Other (1)	—	—	12	4
Adjusted EBITDA	$(4)	$263	$614	$947
(1) In the year ended December 31, 2021, we recorded $12 million of customer service center impairment and other charges related to our plan to consolidate customer service centers. During the year ended December 31, 2020, we recorded $4 million in selling, operations, technology, general and administrative expenses for severance costs associated with February 2020 workforce reductions.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net (loss) income to Adjusted EBITDA is presented in the preceding table:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in millions)
Segment Adjusted EBITDA:
U.S.	$65	$275	$782	$1,042
International	(69)	(12)	(168)	(95)
Adjusted EBITDA	$(4)	$263	$614	$947

A reconciliation of the numerator and denominator for diluted (loss) earnings per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings (Loss) per Share, in order to calculate Adjusted Diluted Earnings (Loss) per Share is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in millions, except per share data)
Numerator:
Net (loss) income	$(202)	$24	$(131)	$185
Effect of dilutive securities:
Interest expense associated with convertible debt instruments	—	—	—	—
Numerator for diluted EPS - net (loss) income available to common stockholders after the effect of dilutive securities	(202)	24	(131)	185
Adjustments to net (loss) income
Interest expense associated with convertible debt instruments	—	3	20	9
Equity-based compensation and related taxes	110	85	374	297
Provision for income taxes, net	(5)	20	1	20
Other	—	—	12	4
Numerator for Adjusted Diluted EPS - Adjusted net (loss) income	$(97)	$132	$276	$515
Denominator:
Denominator for basic EPS - weighted-average number of shares of common stock outstanding	105	99	104	96
Effect of dilutive securities:
Restricted stock units	—	3	—	3
Convertible debt instruments	—	—	—	—
Dilutive potential common shares	—	3	—	3
Denominator for diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	105	102	104	99
Adjustments to effect of dilutive securities:
Restricted stock units	—	—	3	—
Convertible debt instruments	—	4	12	3
Denominator for Adjusted Diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	105	106	119	102
Diluted (Loss) Earnings per Share	$(1.92)	$0.23	$(1.26)	$1.86
Adjusted Diluted Earnings (Loss) per Share	$(0.92)	$1.24	$2.32	$5.04

The following table presents a reconciliation of net cash from or for operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in millions)
Net cash flows from operating activities	$89	$207	$410	$1,417
Purchase of property and equipment	(24)	(40)	(101)	(186)
Site and software development costs	(50)	(39)	(179)	(149)
Free Cash Flow	$15	$128	$130	$1,082

Quarterly Financial Metrics (Unaudited)
The following tables set forth selected financial quarterly metrics and other financial and operations data for the eight quarters ended December 31, 2021:

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(in millions)
Segment Financial Metrics:
U.S. Net Revenue	$2,735	$2,595	$3,098	$2,821	$2,999	$3,275	$3,652	$1,975
U.S. Adjusted EBITDA	$65	$167	$323	$227	$275	$377	$435	$(45)
International Net Revenue	$517	$526	$759	$657	$672	$564	$653	$355
International Adjusted EBITDA	$(69)	$(66)	$(12)	$(21)	$(12)	$(6)	$5	$(82)

The following table reflects the reconciliation of net (loss) income to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(in millions)
Net (loss) income	$(202)	$(78)	$131	$18	$24	$173	$274	$(286)
Depreciation and amortization	82	82	77	81	77	73	69	67
Equity-based compensation and related taxes	110	89	88	87	85	77	71	64
Interest expense, net	8	8	9	7	59	36	29	22
Other expense (income), net	3	(4)	2	3	(2)	14	(3)	—
Provision for income taxes, net	(5)	4	4	(2)	20	(2)	—	2
Other (1)	—	—	—	12	—	—	—	4
Adjusted EBITDA	$(4)	$101	$311	$206	$263	$371	$440	$(127)
(1) During the first quarter of 2021, we recorded $12 million of customer service center impairment and other charges related to our plan to consolidate customer service centers. There were no additional charges throughout the remaining quarters of 2021. During the first quarter of 2020, we recorded $4 million in selling, operations, technology, general and administrative expenses for severance costs associated with February 2020 workforce reductions. There were no additional charges throughout the remaining quarters of 2020.